UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 8, 2008 (March 12, 2008)

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 1100
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2008 amends “Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers – 2008 Incentive Plan” to clarify (i) that the amount of equity that could be awarded for 2008 was determined on March 12, 2008 based on the dollar amount set forth for each executive officer divided by $8 which is slightly above the closing price on March 12, 2008, (ii) that if only a portion of a performance goal is met, the Compensation Committee, at its discretion, may award a portion of the 15% cash bonus amount and/or equity bonus amount associated with the performance goal and (iii) the amounts of cash and equity set forth are based on all five performance goals being met and the 25% discretionary bonus being awarded. The amended description of the 2008 Stock Incentive Plan is set forth below.

2008 Incentive Plan

On March 12, 2008, Toreador Resources Corporation (“Toreador”) approved the 2008 Discretionary Employee Bonus Policy (the “Bonus Policy”) pursuant to which Toreador may make cash and equity incentive awards based on any combination of objective corporate, divisional group and/or local facility and/or individual performance measures. Pursuant to the Bonus Policy, Toreador shall set annual performance objectives and goals that if achieved will trigger the payment of bonuses to eligible employees. In addition, Toreador has the authority to apply a 25% discretionary increase in bonus amount for any eligible employee in order to reflect individual and/or corporate performance.

For 2008, the executive officers will receive the following amounts of cash and equity if the five performance goals set forth below are met and the 25% discretionary bonus is awarded:

•	Nigel J. Lovett, President and Chief Executive Officer, $120,000 cash and 90,250 shares of restricted stock;
•	Michael J. FitzGerald, Executive Vice President – Exploration and Production, $188,000 cash and 58,500 shares of restricted stock;
•	Edward Ramirez, Senior Vice President – Exploration and Production, $154,000 cash and 48,000 shares of restricted stock; and
•	Charles J. Campise, Senior Vice President – Finance, $141,000 cash and 50,000 shares of restricted stock.

Toreador notes that the following performance goals are part of Toreador’s incentive program and do not correspond to any financial or performance guidance that Toreador has provided or will provide and should not be considered as statements of Toreador’s expectations or estimates:

•	Oil and Gas Reserves – Toreador is to replace 110% of its 2008 oil and gas production with additional proved reserves on a barrels of oil equivalent (“BOE”) basis;
•	Oil and Gas Production – 2008 oil and gas production is to be at least 1 million BOE;

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General and Administrative Expenses – 2008 general and administrative expenses are to be not greater than $13.6 million, subject to modification for additional expenditures subsequently approved by the board of directors;

•	Sarbanes-Oxley Compliance – Toreador will be in full compliance with the requirements of the Sarbanes-Oxley legislation for the 2007 audit; and
•	Stock Price Performance – Toreador’s stock price performance in 2008 shall exceed the average stock price performance of its peer group as determined by Longnecker & Associates.

Each of these five performance goals will be associated with 15% of the cash bonus amount and 15% of the equity bonus amount set forth above. If only a portion of a performance goal is met, the Compensation Committee may award a portion of the 15% cash bonus amount and/or equity bonus amount associated with the performance goal The remaining 25% of the cash bonus amount and equity bonus amount will be a discretionary bonus pursuant to the Bonus Policy to reflect individual and/or corporate performance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	April 8, 2008
		By:	/s/ Charles J. Campise

Charles J. Campise, Senior Vice President - Finance

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